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                               FIRST AMENDMENT TO
                                AGENCY AGREEMENT

         THIS FIRST AMENDMENT TO AGENCY AGREEMENT (the "Amendment") is made and entered into as of May 12, 2000 by and among INVESTORS FIDUCIARY TRUST COMPANY ("IFTC"), BERGER WORLDWIDE FUNDS TRUST, a Delaware business trust (the "Fund"), BBOI WORLDWIDE LLC, a Delaware limited liability company ("BBOI") and BERGER LLC, a Nevada limited liability company ("Berger").

                                   WITNESSETH:

         WHEREAS, Investors Fiduciary Trust Company ("IFTC"), the Funds and BBOI are parties to that certain Agency Agreement dated as of October 3, 1996 whereby the Fund and BBOI appointed IFTC as Transfer Agent and Dividend Disbursing Agent for the Fund (the "Agreement");

         WHEREAS, effective May 12, 2000, the Fund has changed its name to Berger Worldwide Funds Trust;

         WHEREAS, BBOI desires to assign its interests, rights, duties, and obligations under the Agreement to Berger and Berger desires to assume such interests, rights, duties, and obligations;

         WHEREAS, the Fund, Berger, BBOI, and IFTC desire to amend and assign the Agreement upon the following terms and conditions.

         NOW THEREFORE, for and in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Fund, Berger, BBOI, and IFTC hereby agree that the Agreement is amended and assigned as follows:

         1. All references in the Agreement to Berger/BIAM Worldwide Funds Trust are hereby changed to Berger Worldwide Funds Trust.

         2. BBOI hereby assigns all interests, rights, duties, and obligations under the Agreement and Berger hereby assumes all of such rights, duties, and obligations. IFTC, the Fund, and Berger hereby consent to such assignment and assumption.

         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers to be effective as of the date first above written.


INVESTORS FIDUCIARY TRUST COMPANY           BBOI WORLDWIDE LLC

By:                                         By:
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Name:                                       Name:
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Title:                                      Title:
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BERGER WORLDWIDE FUNDS TRUST                BERGER LLC

By:                                         By:
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Name:                                       Name:
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Title:                                      Title:
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